Exhibit 99.1

Press Release

AMSC REPORTS FOURTH QUARTER AND FULL FISCAL YEAR FINANCIAL

RESULTS

•	Company Generates $52.2 Million in Revenue and Reports $1.04 Per Share Net Loss for Fiscal 2006 Ended March 31, 2007

•	AMSC Power Systems Increases Revenue by 106% Year Over Year

•	Ending Cash, Cash Equivalents and Investments Remains Strong at More Than $35 Million

•	Approximately 50% Growth in Consolidated Revenues Forecast for Fiscal 2007

•	EBITDAS Losses for Fiscal 2007 Expected to be Cut by More Than 50%; On-Track to Achieve Positive EBITDAS in Fiscal 2008

WESTBOROUGH, Mass., May 24, 2007 – American Superconductor Corporation (NASDAQ: AMSC), a leading energy technologies company, today reported financial results for its fourth quarter and full fiscal year ended March 31, 2007. Please note that the company has changed the designation of its fiscal years to align more closely with calendar years. As such, fiscal 2006 now refers to the fiscal year ended March 31, 2007.

Revenues for the fourth quarter of fiscal 2006 ended March 31, 2007 were $19.1 million. This compares with $14.3 million in revenues for the fourth quarter of fiscal 2005. The company’s net loss in the fourth quarter of fiscal 2006 was $11.4 million, or $0.33 per share. The company’s net loss in the prior-year quarter was $11.0 million, or $0.34 per share.

Earnings before interest, taxes, depreciation, amortization and stock-based compensation, or EBITDAS, was $(9.3 million) for the quarter ended March 31, 2007 and $(9.9 million) for the prior-year quarter ended March 31, 2006. Please refer to the financial schedules attached to this press release for reconciliation between net loss and EBITDAS.

Revenues for the full fiscal year 2006 were $52.2 million, compared with $50.9 million for fiscal 2005. The company’s net loss was $34.7 million, or $1.04 per share, compared with a net loss of $30.9 million, or $0.94 per share, for fiscal 2005. The net loss for fiscal 2006 was approximately two percent above the high end of the company’s previous forecast provided on March 29, 2007 due to additional program expenses and write downs taken in the restructured AMSC Superconductors business.

In addition to the restructuring costs announced on March 29, 2007, the company incurred higher than planned costs in the fourth quarter to successfully complete the assembly and factory acceptance testing of a 36.5MW motor for the U.S. Navy. The company also wrote off one of the SuperVAR® synchronous condensers it had planned to ship to a customer. The company announced in March 2007 that AMSC Superconductors is focusing on manufacturing and selling high temperature superconductor (HTS) wires and coils and licensing the HTS rotating machine technology and intellectual property rights it has developed. Based on this plan, the company said it intends to offer SuperVAR synchronous condensers through future licensees of AMSC technology and patents.

EBITDAS was $(28.5 million) for fiscal year 2006 and $(25.6 million) for fiscal year 2005. Please refer to the financial schedules attached to this press release for reconciliation between net loss and EBITDAS for fiscal 2006 and fiscal 2005.

The company ended the fourth quarter of fiscal 2006 with $35.3 million in cash, cash equivalents and short-term investments, compared with $41.6 million on December 31, 2006 and $65.7 million on March 31, 2006.

The company’s total backlog of orders and contracts was approximately $80 million on March 31, 2007. This compares with $23.8 million in backlog as of March 31, 2006. The company said it expects to recognize $58 million of the $80 million in backlog in fiscal 2007, ending March 31, 2008. The company said it has received an additional $10 million worth of new orders and contracts in April and May that will be recognizable as revenue in fiscal 2007.

“Our fourth quarter was a period of tremendous progress at AMSC, and the momentum has continued into fiscal 2007,” said Greg Yurek, founder and chief executive officer. “With the recent completion of two acquisitions, a restructuring and realignment of our business units, an influx of new orders and projects, and near-record revenues in the fourth quarter, we have set the stage for strong growth going forward.

“AMSC Power Systems, formerly known as Power Electronic Systems, posted great organic growth and set a new high water mark for sales. Our D-VAR® systems continue to serve as a catalyst for this business, particularly in the wind power market. We also bolstered our wind power business significantly by completing our acquisition of Windtec early in the fourth quarter. Windtec proved its worth immediately by signing a series of multi-million-dollar contracts in quick succession. In addition, the acquisition of Power Quality Systems, completed just a few weeks ago, expands AMSC Power Systems’ offerings in the utility and industrial sectors.

“AMSC Superconductors, formerly known as AMSC Wires and SuperMachines, also made great progress,” Yurek continued. “Our manufacturing scale-up of 344 superconductors remains firmly on track for December 2007, and demand for our 344 superconductors is building thanks in large part to performance results achieved recently in our HTS fault current limiter and power cable projects. These accomplishments set the stage for our Secure Super Grids™ technology, which combines the benefits of fault current limiters and superconductor cables. We are teaming with the Department of Homeland Security and Consolidated Edison to deploy the first of these systems in mid-town Manhattan. Because of the significant promise Secure Super Grids technology holds for urban and metropolitan power delivery networks, we believe this project will help push superconductor technology over the goal line and into commercial markets.”

Additional Recent Developments

•

Additional D-VAR Orders: AMSC received an influx of orders for its D-VAR solution. As announced last week, AMSC is supplying a D-VAR system to a copper-gold mine in South Australia to mitigate power fluctuations stemming from the mining operation. In addition, AMSC received recent orders for two large Australian wind farms as well as wind farms in Northern Ireland, Scotland, Canada and Texas.

•	Acquisition of Power Quality Systems: In April, AMSC completed its acquisition of Power Quality Systems, Inc. (PQS). The company expects the acquisition to be immediately accretive to EBITDAS.

•

New Windtec Customers: Windtec signed a contract to develop a portfolio of 2.5 MW wind energy systems for Dongfang Steam Turbine Works Corporation (DTC) of China. This order came shortly after Windtec gained Doosan Heavy Industries & Construction and Zhuzhou Electric Locomotive Research Institute as new customers.

•

2G Cable Demonstration: AMSC and Nexans, the worldwide leader in the cable industry, successfully tested the world’s first power transmission cable made with AMSC’s proprietary 2G HTS wire known as “344 superconductors.” This wire is also required in AMSC’s Secure Super Grids systems.

•

Historical Windtec Financials: Due to an error identified in the historical (2006) financial statements of Windtec, the company will file an amendment to the Form 8-K/A dated March 23, 2007 to restate the financial statements of Windtec. The correction in Windtec’s historical 2006 financial statements did not have a material effect on AMSC’s post-acquisition financial statements for the periods ended March 31, 2007. The error relates to Windtec’s failure to properly account for a loss provision related to a prototype development contract Windtec entered into in 2006. Windtec currently expects this adjustment will reduce its previously reported 2006 net income from 746,015€ to approximately 531,000€. As a result of this error, the company will also amend its pro forma combined balance sheet and statements of operations that are also included in the Form 8K/A.

Financial Forecasts

AMSC expects that revenues for fiscal 2007 will increase by approximately 50% to a range of $75 million to $80 million. The company expects its net loss for the full fiscal year will be in the range of $22 million to $25 million, or $0.62 to $0.70 per share, using 35.5 million weighted average shares outstanding. AMSC anticipates its EBITDAS loss will be reduced significantly from $28.5 million for fiscal 2006 to $9 million to $11 million for fiscal year 2007. Please refer to the financial schedules attached to this press release for reconciliation between the company’s net loss forecast and its EBITDAS forecast for fiscal 2007. The company reaffirmed it expected to achieve positive EBITDAS in fiscal 2008, ending March 31, 2009.

The net loss and EBITDAS forecasts above exclude approximately $5 million in potential restructuring costs should the company relocate its Westborough, Massachusetts headquarters and R&D activities to its Devens, Massachusetts facility during fiscal 2007. If undertaken, this consolidation would be expected to decrease expenses in fiscal 2008, ending March 31, 2009 by approximately $3 million.

The company anticipates its cash burn for fiscal 2007 will decline at least 35 percent from approximately $30.3 million in fiscal 2006 to less than $20 million in fiscal 2007.

Conference Call Reminder

In conjunction with this announcement, AMSC management will participate in a conference call with investors beginning at 10:00 a.m. ET today to discuss the company’s results and its business outlook. Those who wish to listen to the live conference call webcast should visit the “Investors” section of the company’s website at www.amsc.com/investors. The live call also can be accessed by dialing (913) 981-4911 and using conference ID 4005652. A telephonic playback of the call will be available from 1:00 p.m. ET on May 24, 2007 through 1:00 p.m. ET on May 31, 2007. Please call +1-719-457-0820 and refer to conference ID 4005652 to access the playback.

Results Report for Fourth Quarter Fiscal 2006

Selected Statement of Operations Data

	Three Months ended March 31,		Twelve Months ended March 31,
	2007	2006	2007	2006
Revenues
By business segment:
Superconductors	$5,373,647	$8,719,268	$21,332,520	$35,870,797
Power Systems	13,711,749	5,574,172	30,850,410	15,001,651

Total revenues	19,085,396	14,293,440	52,182,930	50,872,448

Operating income (loss):
By business segment:

Superconductors	(9,815,569)	(10,637,726)	(30,751,428)	(27,548,551)
Power Systems	457,981	(479,948)	401,747	(3,640,529)
Unallocated corporate expenses	(1,381,180)	(545,531)	(5,514,739)	(2,297,476)
Restructuring Charges	(667,285)	—	(667,285)	—

Operating loss	(11,406,053)	(11,663,205)	(36,531,705)	(33,486,556)
Interest, taxes and other income/(expense)	(23,246)	636,045	1,856,312	2,610,246

Net loss	$(11,429,299)	$(11,027,160)	$(34,675,393)	$(30,876,310)

Net loss per share-Basic & Diluted	$(0.33)	$(0.34)	$(1.04)	$(0.94)

Weighted average shares outstanding	34,393,561	32,652,287	33,260,674	32,685,390

Note: Unallocated corporate expenses include stock-based compensation expense of $961,559 and $84,547 for the three months ended March 31, 2007 and March 31, 2006, respectively; and $3,680,493 and $427,848 for the twelve months ended March 31, 2007 and March 31, 2006.

Selected Balance Sheet Data

	March 31, 2007	March 31, 2006
Cash, cash equivalents and short-term investments	$35,323,583	$65,668,605

Selected current assets:
Accounts receivable, net	$18,053,507	$9,014,035
Inventory	$6,895,559	$9,006,034
Property, plant and equipment, net	$49,928,044	$44,779,567
Goodwill and intangible assets	$18,163,811	$4,041,565

Total assets	$132,642,001	$133,470,462

Accounts payable & accrued expenses	$23,482,447	$16,498,373
Deferred revenue	$4,642,533	$1,872,126
Deferred tax liabilities	$2,376,512	$0

Stockholders’ equity	$102,020,853	$115,099,963

Reconciliation of Net Loss to EBITDAS (1)

	Three months ended March 31,		Twelve months ended March 31,
	2007	2006	2007	2006
Net loss	$(11,429,299)	$(11,027,160)	$(34,675,393)	$(30,876,310)
Interest income	(399,305)	(700,593)	(2,178,561)	(2,610,372)
Income taxes	(101,398)	—	(101,398)	—
Depreciation and amortization	1,708,170	1,726,709	4,766,156	7,475,374

EBITDA	(10,221,832)	(10,001,044)	(32,189,196)	(26,011,308)
Stock-based compensation	961,559	84,547	3,680,493	427,848

EBITDAS	$(9,260,273)	$(9,916,497)	$(28,508,703)	$(25,583,460)

Reconciliation of Net Loss Forecast to EBITDAS Forecast (1)

	Twelve months ended March 31, 2008
	Low	High
Net loss	$(22,000,000)	$(25,000,000)
Interest income	(1,000,000)	(1,000,000)
Income taxes	1,000,000	1,000,000
Depreciation and amortization	8,500,000	9,000,000

EBITDA	(13,500,000)	(16,000,000)
Stock-based compensation	4,500,000	5,000,000

EBITDAS	$(9,000,000)	$(11,000,000)

(1)	EBITDAS is a non-GAAP financial measure defined by the company as net income before interest, taxes, depreciation and amortization, and stock-based compensation. The company believes EBITDAS is an important measurement for management and investors given the increasing effect that non-cash charges such as stock compensation, amortization related to acquisitions, taxes associated with Windtec, and depreciation of capital equipment will have on the company’s net income (loss). The company regards EBITDAS as a useful measure of operating performance and cash flow to complement operating income, net income and other GAAP financial performance measures. Additionally, management believes that EBITDAS will provide meaningful comparisons of past, present and future operating results. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. This measure, however, should be considered in addition to, and not as a substitute or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. A reconciliation of EBITDAS to GAAP net income (loss) is set forth in the table above.

About AMSC

AMSC (American Superconductor Corporation—NASDAQ: AMSC) is a leading energy technologies company. The company develops and sells a wide range of products and solutions based on power electronic systems and high temperature superconductor (HTS) wires that dramatically improve the efficiency, reliability and quality of electricity during its generation, transmission, distribution and use. The company is a dominant force in alternative energy, offering grid interconnection solutions as well as licensed wind energy designs and electrical systems. As the world’s principal supplier of HTS wire, AMSC is enabling a new generation of compact, high-power electrical products, including power cables, grid-level surge protectors, motors, generators, and advanced transportation and defense systems. AMSC also provides utility and industrial customers worldwide with voltage regulation systems that dramatically enhance power grid capacity, reliability and security, as well as industrial productivity. The company’s technologies are protected by a broad and deep intellectual property portfolio consisting of hundreds of patents and licenses worldwide. More information is available at www.amsuper.com.

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American Superconductor and design, Revolutionizing the Way the World Uses Electricity, AMSC, Powered by AMSC, SuperVAR, D-VAR, DVC, PQ-IVR, PowerModule, Secure Super Grids and Windtec are trademarks or registered trademarks of American Superconductor Corporation.

Any statements in this release about future expectations, plans and prospects for the company, including our expectations regarding the future financial performance of the company and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. There are a number of important factors that could cause actual results to differ materially from those indicated by such forward-looking statements. Such factors include: uncertainties regarding the company’s ability to obtain anticipated funding from corporate and government contracts, to successfully develop, manufacture and market commercial products, and to secure anticipated orders; the risk that a robust market may not develop for the company’s products; the risk that strategic alliances and other contracts may be terminated; the risk that certain technologies utilized by the company will infringe intellectual property rights of others; and the competition encountered by the company. Reference is made to these and other factors discussed in the “Risk Factors” section of the company’s most recent quarterly or annual report filed with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the company’s views as of the date of this release. While the company anticipates that subsequent events and developments may cause the company’s views to change, the company specifically disclaims any obligation to update these forward-looking statements. These forward-looking statements should not be relied upon as representing the company’s views as of any date subsequent to the date this press release is issued.

Contact Information:

Jason Fredette

Director of Investor & Media Relations

American Superconductor Corporation (NASDAQ: AMSC)

508-621-4177

jfredette@amsuper.com